                             SPECIFICATIONS

Annuitant:     FULCRUM  TEST  Contract Number:    FN00101121

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Issue Date:    07/16/1998       Contract Type: Non-Qualified

Annuitant Sex: Male             Annuitant Date of Birth:  05/05/1955

Owner:    FULCRUM  TEST         Owner Date of Birth:      05/05/1955

Joint Owner:                    Joint Owner Date of Birth:

Annuity Date:  05/01/2040       Primary Beneficiary:

                                Contingent Beneficiary:

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Minimum Fixed Account Guaranteed Interest Rate:   3%   Minimum Additional
Payment:   $500

Minimum Guarantee Period Account Interest Rate:   3%   Minimum Guarantee Period
Account with Market Value Adjustment
Allocation:   $1,000

Death Benefit Effective Annual Yield:             5%   Minimum Withdrawal
Amount: $100

Minimum Annuity Benefit Payment:                 $50   Minimum Accumulated Value
After Withdrawal:   $1,000

Maximum Alternative Annuity Date: No later than the first of the month preceding the Annuitant's 90th birthday and within life expectancy

Surrender Charge Table*:



                    Years Measured From              Surrender Charge as a
                       Date of Payment              Percent of the Payments
                    To Date of Withdrawal                 Withdrawn
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
                    Less than: 1                           7%
                               2                           6%
                               3                           5%
                               4                           4%
                               5                           3%
                               6                           2%
                               7                           1%
                      Thereafter                           0%

*The Mortality and Expense Risk Charge, Administrative Charge and Contract fee found below are additional annual expenses that apply to the contract.

Withdrawal without Surrender Charge: 15%

Mortality and Expense Risk Charge: 1.25% on an annual basis of the daily value of the Sub-Account assets.

Administrative Charge: .20% on an annual basis of the daily value of the Sub-Account assets.

Contract Fee: $30, if the Accumulated Value is less than $100,000.

Principal Office: 440 Lincoln Street, Worcester, Massachusetts 01653 (1-800-917-1909)


FORM A8025FF.VT-963

Annuitant:    JASON VERMONT  Contract Number:    FQ00101115

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Initial Net Payment:     $2,000.00

Initial Net Payment Allocation:

                 VARIABLE SUB-ACCOUNTS

                 Global Interactive / Telecomm Portfolio
                 Oppenheimer Aggressive Growth Fund

10.0%            MFS Emerging Growth Series
                 Small Cap Value Series
                 Lazard Retirement International Equity Portfolio
                 International Growth Portfolio

10.0%            PBHG Select 20 Portfolio
                 Growth Portfolio

10.0%            Value Portfolio
                 AIM V.I. Value Fund

10.0%            MFS Growth With Income Series
                 Oppenheimer Growth & Income Fund
                 Delaware Series

10.0%            Strategic Income Portfolio
                 Money Market Fund

                 FIXED ACCOUNT

10.0%            Initial Interest Rate:    4.500%

                 GUARANTEE PERIOD ACCOUNTS WITH MARKET VALUE ADJUSTMENT


                                    Guaranteed
                  Guarantee         Interest          Expiration
                   Period            Rate              Date
                  ----------        ----------        ----------

10.0%              3 years           4.550%            07/30/2001

10.0%              5 years           4.850%            07/30/2003

                   6 years

                   7 years

                   8 years

                   9 years

                   10 years
----
100%                       TOTAL









FORM A8025FF.VT-964